UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2013

SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 10, 2013, SS&C Technologies Holdings, Inc. (the “Company”), a Delaware corporation and the parent company of SS&C Technologies, Inc. (“S&C”), and William C. Stone, Chairman of the Board and Chief Executive Officer of the Company, entered into an Amended and Restated Stock Option Agreement (the “Agreement”) governing an option (the “Option”) that SS&C originally granted to Mr. Stone on April 8, 2003 under its 1998 Stock Incentive Plan. Pursuant to the Agreement, the Option (which was previously an option to purchase 1,275,000 shares of the Company’s Common Stock, $0.01 par value per share, at an exercise price of $1.89 per share) was amended such that it became an option to purchase 1,275,000 shares of the Company’s Class A Non-Voting Common Stock, $0.01 par value per share, at an exercise price of $1.89 per share.

The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: March 12, 2013	By:	/s/ Paul G. Igoe
Paul G. Igoe
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Stock Option Agreement, dated March 10, 2013, between SS&C Technologies Holdings, Inc. and William C. Stone